EXHIBIT 5.1

FREDRIKSON & BYRON, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

Telephone:  (612) 492-7000

Facsimile:  (612) 492-7077

August 19, 2004

August Technology Corporation

4900 West 78th Street

Bloomington, MN 55435

Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

We are acting as corporate counsel to August Technology Corporation (the “Company”) in connection with the original registration by the Company on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) of options and other interests and 1,200,000 additional shares (the “Shares”) of Common Stock issuable pursuant to the Company’s 1997 Stock Incentive Plan (the “Plan”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

1.                                       The Company’s Articles of Incorporation, as amended.

2.                                       The Company’s Bylaws, as amended.

3.                                       Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption of the Plan and the increase in the number of shares reserved for issuance thereunder.

4.                                       The Plan.

5.                                       The Registration Statement.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

1.                                       The Shares are validly authorized by the Company’s Articles of Incorporation, as amended.

2.                                       Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

FREDRIKSON & BYRON, P.A.

By	/s/ Robert K. Ranum
Robert K. Ranum